                                                 Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-33713) on Form S-8 of our report dated June 28, 2022, with respect to the financial statements and the supplemental schedule of Schedule H, Line 4i - Schedule of Assets (Held at End of Year) of the WSFS Financial Corporation Section 401(k) Savings and Retirement Plan.
/s/ KPMG LLP
Philadelphia, Pennsylvania
June 28, 2022